Consent of Independent Certified Public Accountant

         I consent to the use in this amended Registration Statement on Form SB-2 of my report dated February 11, 2002, relating to the financial statements of Too Gourmet, Inc., SEC File No. 333-67768, which appears on page 32 and to the reference to my firm under the caption "Experts" in the Prospectus.

                                        /s/ Quintanilla
                                        ---------------------------------------
                                        A Professional Accountancy Corporation
                                        Laguna Niguel, California

                                        June 12, 2002